UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2025

SAFE AND GREEN DEVELOPMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41581	87-1375590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 Biscayne Blvd., #1201

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	SGD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Amendment, dated June 2, 2025 (the “MIPA Amendment”), to the Membership Interest Purchase Agreement, dated February 25, 2025, with Resource Group US Holdings LLC, a Florida limited liability company (“Resource Group”), and the members of Resource Group, Safe and Green Development Corporation (the “Company”) agreed to reconstitute the Company’s Board of Directors (the “Board”) as soon as possible after the closing of the transaction on June 2, 2025, including the appointment of three directors designated by a majority in interest of the members of Resource Group.

In furtherance thereof, on June 17, 2025, Paul M. Galvin (Class I Director) and Alyssa Richardson (Class III Director) each notified the Company of their decision to resign, effective immediately, from their position as a member of the Board. On June 23, 2025, Yaniv Blumenfeld (Class III Director) notified the Company of his decision to resign, effective immediately, from his position as a member of the Board. Mr. Galvin, Ms. Richardson and Mr. Blumenfeld did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

In addition, on June 17, 2025, the Board appointed Bjarne Borg, James D. Burnham and Anthony M. Cialone, each of whom was designated by a majority in interest of the former members of Resource Group, as directors of the Company, in Classes I, III and II, respectively. Mr. Borg was also appointed to serve as a member of the Nominating and Governance Committee of the Board. Messrs. Burnham and Cialone were not appointed to serve as a member of any committees of the Board.

Bjarne Borg, age 58, serves as the Executive Chairman of Index Investment Group, which he co-founded in 1998. Index Investment Group, through a collection of related companies, develops business projects in real estate and renewable energy and provides private equity to invest in complementary businesses. With over 35 years of experience in managing start-ups and multinational corporations, Mr. Borg focuses on real estate, renewable energy, and disruptive equity investments. Mr. Borg’s expertise extends to public markets, having listed bonds on NASDAQ, and serving on advisory boards for banking institutions. He has served on the South Florida advisory boards for SunTrust Bank and Truist Bank (NYSE: TFC), and is currently serving as a director of JFB Construction Holdings (NASDAQ: JFB) and on the advisory/ambassador boards for ConnectOne Bancorp, Inc. (NASDAQ: CNOB) and Seacoast Banking Corporation of Florida (NASDAQ: SBCF). Mr. Borg began his career in IT consulting before transitioning to accounting and eventually focused on investments and developments across Sweden, the USA, and Canada.

James D, Burnham, age 60, has served as the President of JDB Consulting Services, Inc. since October 2003. He has over 30 years of experience in mergers and acquisitions and project development, having commenced his career at Browning-Ferris Industries, Inc. At JDB Consulting Services, Mr. Burnham has principally served as a consultant to various clients interested in acquisition and project development related services (primarily within the solid waste and related industries). Services include business valuation, business brokerage, business planning and modeling, environmental and financial due diligence, loan request packages, operational analysis, transportation analysis, market research, negotiation of legal agreements, project development management on solid waste projects seeking permits, expert witness landfill and transfer station permit valuation and predatory pricing analysis. In addition, since December 2014 Mr. Burnham has served as the CEO and Managing Member of Encell Composites of which he was a co-founder. Encell developed and was granted U.S. and other patents on an alternative railroad crosstie produced from recycled material - principally crumb rubber from scrap tires. Mr. Burnham earned a Bachelor of Science in Civil and Environmental Engineering from the University of Wisconsin.

Anthony M. Cialone, age 56, currently serves as President and Chief Operating Officer of Resource Group US, LLC (“Resource Group US”), a position he has held since January 2019. Mr. Cialone brings over 30 years of executive leadership experience, with a strong track record in corporate operations, risk management, and strategic planning. At Resource Group, he has led key initiatives in biomass-to-industrial energy conversion and composting, developed investor-focused funding strategies and financial models, optimized transportation logistics and closed-loop supply chains, and advanced the company’s growth through targeted acquisitions. Since May 2020, Mr. Cialone has also served as President and Chief Executive Officer of Microtec Development & Holdings LLC, where he directs financial planning, capital structuring, and the commercialization of Microtec’s proprietary waste-to-value technologies. In addition, since March 2022, Mr. Cialone has served as President and Chief Operating Officer of AggrePlex, LLC, where he leads corporate strategy, operations, and market development for the company’s production of environmentally sustainable pozzolans used as supplementary cementitious materials. Mr. Cialone holds a Bachelor of Science in Economics and Finance and a Master of Business Administration in Corporate Finance, both from Fordham University. In addition, he has completed advanced coursework and executive education programs at Harvard Business School Online, MIT Professional Education, New York University, and the Stanford Graduate School of Business, earning certificates in Business Strategy, Entrepreneurship & Innovation, Finance & Accounting, Leadership & Management, Life Cycle Assessment, Sustainable Infrastructure Systems, and Chief Sustainability Officer Training, among others. He also holds multiple professional certifications (inactive), including Certified Internal Auditor (CIA), Certified Management Accountant (CMA), Certified Financial Manager (CFM), Certified Treasury Professional (CTP), Accredited Valuation Analyst (AVA), and is Certified in Mergers & Acquisitions (CM&AA). Mr. Cialone previously held securities licenses, including Series 6, 27, and 63.

Mr. Borg will receive the standard compensation available to the Company’s current non-employee directors.

In connection with the closing (the “Closing”) of the acquisition of Resource Group pursuant to the MIPA, as amended, by the Company: (i) the Company issued 121,992 shares of its common stock, 485,616 shares of its Series A Convertible Preferred Stock and an unsecured 6% promissory note due June 2026 in the principal amount of $155,397.01 to Index Equity US LLC ("IEU"), a limited liability company managed by Mr. Borg, in exchange for IEU’s membership interests in Resource Group; (ii) the Company issued 38 shares of its common stock,150 shares of its Series A Convertible Preferred Stock and an unsecured 6% promissory note due June 2026 in the principal amount of $48.00 to Index Resource Equity LLC (“IRE”), a limited liability company managed by Index Management Services LLC, which in turn is managed by Mr. Borg, in exchange for IRE’s membership interests in Resource Group; (iii) the Company issued 94,798 shares of its common stock, 2,263,350 shares of its Series A Convertible Preferred Stock and an unsecured 6% promissory note due June 2026 in the principal amount of $120,712.02 to Mr. Burnham in exchange for his membership interests in Resource Group; and (iv) the Company issued 106,221 shares of its common stock, 2,537,010 shares of its Series A Convertible Preferred Stock and an unsecured 6% promissory note due June 2026 in the principal amount of $135,307.16 to Mr. Cialone in exchange for his membership interests in Resource Group.

In addition, in connection with the Closing the Company also agreed to indemnify Messrs. Borg, Burnham and Cialone in respect of various certain obligations and trade debts of Resource Group personally guaranteed by them and Resource Group US LLC, a Florida limited liability company and wholly owned subsidiary of Resource Group, issued an 11.5% note in the principal amount of $1,255,000 to James Burnham, one of the founders of Resource Group, in consideration of funds previously advanced to Resource Group US LLC. The note is due upon the earlier of April 30, 2026, immediately upon a change of control, or after the occurrence of an event of default.

On June 2, 2025, Resource Group US entered into an amended and restated consulting agreement (the “Cialone Consulting Agreement”) with AMC Environmental Consulting LLC, a company controlled by Mr. Cialone (“AMC”), and Mr. Cialone. Pursuant to the Cialone Consulting Agreement, AMC will receive a consulting fee of $25,000 a month and a $1,250 monthly car reimbursement, will be eligible to receive bonuses or incentive equity awards from Resource Group US, at its sole discretion, and will be responsible for developing and implementing Resource Group US’s strategic plan, leading and managing the organization, and managing stakeholder relationships. The term of Cialone Consulting Agreement continues from and after its June 2, 2025 effective date until terminated by either party for cause or without cause, or by reason of Mr. Cialone’s death or disability. If the Cialone Consulting Agreement is terminated by the Company without cause or by AMC for cause the Company will pay AMC a termination fee equal to $600,000, payable in monthly installments of $25,000 after AMC has executed and delivered a general release of claims to the Company, and if Mr. Cialone timely elects COBRA continuation of coverage under the Company’s group medical, dental and vision plans, the Company will reimburse Mr. Cialone for the cost of COBRA insurance premiums for 24 months, less all applicable taxes and deductions. Pursuant to the Cialone Consulting Agreement, AMC is subject to a 24-month post-termination non-compete and non-solicit of employees and clients. AMC is also bound by confidentiality provisions.

On June 2, 2025, Resource Group US also entered into an amended and restated consulting agreement (the “Burnham Consulting Agreement”) with JDB Consulting Services, Inc., a company controlled by Mr. Burnham (“JDB”), and Mr. Burnham. Pursuant to the Burnham Consulting Agreement, JDB will receive a consulting fee of $25,000 a month and a $1,250 monthly car reimbursement, will be eligible to receive bonuses or incentive equity awards from Resource Group US, at its sole discretion, and will be responsible for overseeing financial matters, including planning and analysis, collaborating with team members to develop and execute overall business strategy, driving revenue growth and identifying new business opportunities. The term of Burnham Consulting Agreement continues from and after its June 2, 2025 effective date until terminated by either party for cause or without cause, or by reason of Mr. Burnham’s death or disability. If the Burnham Consulting Agreement is terminated by the Company without cause or by JDB for cause the Company will pay JDB a termination fee equal to $600,000, plus $72,000 for health insurance reimbursement, payable in monthly installments of $28,000 after JDB has executed and delivered a general release of claims to the Company. Pursuant to the Burnham Consulting Agreement, JDB is subject to a 24-month post-termination non-compete and non-solicit of employees and clients. JDB is also bound by confidentiality provisions.

The foregoing descriptions of the Cialone Consulting Agreement and Burnham Consulting Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 8.01. Other Events.

On June 20, 2025, the Company issued a press release announcing the appointment of Messrs. Borg, Burnham and Cialone to the Board.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
10.1	Amended and Restated Consulting Agreement, dated as of June 2, 2025, by and between Resource Group US LLC and AMC Environmental Consulting LLC
10.2	Amended and Restated Consulting Agreement, dated as of June 2, 2025, by and between Resource Group US LLC and JDB Consulting Services, Inc.
99.1	Press Release, dated June 20, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE AND GREEN DEVELOPMENT CORPORATION

Dated: June 24, 2025	By:	/s/ Nicolai Brune
		Name:	Nicolai Brune
		Title:	Chief Financial Officer